Exhibit 99.1

Wize Pharma, Inc. Signs Joint Venture With Cannabics, to Research and Develop Cannabinoid
Formulations to Treat Ophthalmic Conditions

HOD HASHARON, Israel, Feb. 7, 2019 /PRNewswire/ -- Wize Pharma, Inc. (“Wize Pharma” or the “Company”) (OTCQB: WIZP) a clinical-stage biopharmaceutical company focused on the treatment of ophthalmic disorders, today announced that the Company has signed  an agreement to form a joint venture (JV) company for the purpose of researching, developing and administering cannabinoid formulations to treat ophthalmic conditions  with Cannabics Pharmaceuticals Inc. (“Cannabics”) (OTCQB: CNBX), a world leader in personalized cannabinoid medicine focused on cancer and its side effects.

The agreement will become effective subject to receipt of an expert opinion, within 30 days from the date of signing, describing the regulatory pathway for eye drops containing cannabinoids.  Upon effectiveness, Wize shall issue 900,000 shares of its common stock to Cannabics and Cannabics shall issue 2,263,944 shares of its common stock to Wize.  The agreement shall expire if the parties have not approved a business plan by June 30, 2019.

“The formation of NewCo offers Wize Pharma an opportunity to diversify its portfolio and expand the Company’s commitment to the Ophthalmic therapeutic arena, using its existing platform and expertise in the field and through research and development efforts focused on the use of cannabinoids in the treatment of various eye diseases hitherto untreatable ones,” said Wize’s Chairman, Noam Danenberg.  “Our interests in this area are well aligned with those of Cannabics’, and we are very pleased to announce the agreement and scheduled formation of this JV,”

“This agreement with Wize furthers our mission is to leverage our lab to collaborate with others to create cannabinoid based therapeutics and introduce them to modern medicine.  We are excited to form this JV with Wize Pharma which will enable us to expand our efforts into diversified areas” said Eyal Barad, Co-Founder and CEO of Cannabics Pharmaceuticals.

About Wize Pharma, Inc.
Wize Pharma, Inc. is a clinical-stage biopharmaceutical company currently focused on the treatment of ophthalmic disorders, including dry eye syndrome (“DES”). Wize Pharma has in-licensed certain rights to purchase, market, sell and distribute a formula known as LO2A, a drug developed for the treatment of DES, and other ophthalmological illnesses, including conjunctivochalasis (“CCH”) and Sjögren’s Syndrome. Wize Pharma has finished a Phase II trial of LO2A for patients with CCH and is currently conducting a Phase IV study for LO2A for DES in patients with Sjögren’s. LO2A is currently registered and marketed by its inventor in Germany and Switzerland for the treatment of DES, in Hungary for the treatment of DES and CCH and in the Netherlands for the treatment of DES and Sjögren’s. Wize Pharma’s strategy involves engaging local or multinational distributors to handle the distribution of LO2A.

About Cannabics Pharmaceuticals
Headquartered in Tel-Aviv, Israel, Cannabics Pharmaceuticals Inc. (CNBX) is a U.S public company that is developing a platform which leverages novel drug-screening tools and artificial intelligence to create cannabinoid-based therapies for cancer that are more precise to a patient’s profile. By developing tools to assess effectiveness on a personalized basis, Cannabics is helping to move cannabinoids into the future of cancer therapy. The company’s R&D is based in Israel, where it is licensed by the Ministry of Health to conduct scientific and clinical research on cannabinoid formulations and Cancer. For the latest updates on Cannabics Pharmaceuticals follow the company on Twitter @cannabics1, Facebook @CannabicsPharmaceuticals and LinkedIn.

Forward Looking Statements
Wize Pharma cautions you that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Wize Pharma’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that the joint venture agreement may never become effective or will be terminated if the Company and Cannabics do not agree on a business plan for the joint venture, changes in government policy and/or regulation, risks related to the substantial debt that we have incurred; our needs for additional financing; our dependence on a single compound, LO2A and on the continuation of our license to commercialize LO2A; our inability to expand our rights under our license of LO2A; the initiation, timing, progress and results of our trials and product candidate development efforts; our ability to advance LO2A into clinical trials or to successfully complete our preclinical studies or clinical trials; our receipt of regulatory approvals for LO2A, and the timing of other regulatory filings and approvals; the clinical development, commercialization and market acceptance of LO2A; our ability to establish and maintain corporate collaborations; the implementation of our business model and strategic plans for our business and product candidates; the scope of protection we are able to establish and maintain for intellectual property rights covering LO2A and our ability to operate our business without infringing the intellectual property rights of others; estimates of our expenses, future revenues, and capital requirements; competitive companies, technologies and our industry; and statements as to the impact of the political and security situation in Israel on our business. More detailed information about the risks and uncertainties affecting Wize Pharma is contained under the heading “Risk Factors” included in Wize Pharma’s Annual Report on Form 10-K filed with the SEC on March 29, 2018, and in other filings that Wize Pharma has made and may make with the SEC in the future. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Wize Pharma does not undertake any obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made whether as a result of new information, future events or otherwise, except as may be required by law.

For all Inquiries, please contact:
Noam Danenberg
Chairman
+972-72-260-0536
noam@wizepharma.com

or

LHA Investor Relations
Miriam Weber Miller,
+1-(212)-838-3777
mmiller@lhai.com